Exhibit 16.1

[Letterhead]

October 7, 2003


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: EMPS Research Corporation

Ladies and Gentleman:

I have read Item 4 of EMPS Research Corporation's Form 8-K dated October 7, 2003 (Date of earliest event reported: September 22, 2003), and am in agreement with the statements contained in the first, second and third paragraphs. I have no basis on which to agree or disagree with the statement made in the fourth paragraph.

Very truly yours,

/s/ David T. Thomson, P.C.
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David T. Thomson, PC